UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2009

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Compensatory Arrangement

VMware, Inc. (the “Company”) granted Paul Maritz, the Company’s President and Chief Executive Officer, a stock option for the purchase of 1,440,006 shares of the Company’s Class A common stock in exchange for a stock option Mr. Maritz held for the purchase of shares of common stock of EMC Corporation (the “EMC grant”). The exercise price of Mr. Maritz’ new VMware grant was set at the closing trading price of VMware Class A common stock on the grant date, August 12, 2009, ($31.59 per share) and the option expires 6 years from the grant date.

As of the grant date, the replacement VMware grant has substantially the same Black-Scholes value as the stock option for 3,170,131 shares of EMC stock that Mr. Maritz relinquished. Mr. Maritz had been employed by EMC prior to joining VMware as President and CEO in July 2008. During his employment at EMC, he had received the EMC grant, which continued to vest during Mr. Maritz’ service as VMware’s President and CEO.

Mr. Maritz’ new VMware grant preserves the 13 months of vesting that Mr. Maritz had earned while serving as VMware’s President and CEO since July 2008 and is vested with respect to 312,001 of the shares. Subject to Mr. Maritz’ continued service to VMware, the remaining 1,128,005 unvested shares in the VMware option grant vest ratably each month until vesting is completed in March 2013, the same month that vesting would have been completed in his EMC grant.

Appointment of Principal Accounting Officer

On August 11, 2009, the Board of Directors of the Company determined that Robynne D. Sisco, the Company’s Chief Accounting Officer and Corporate Controller, would assume the role of principal accounting officer. Ms. Sisco reports to Mark S. Peek, the Company’s Senior Vice President and Chief Financial Officer. Mr. Peek is the Company’s principal financial officer and also served as principal accounting officer prior to Ms. Sisco’s designation.

Prior to joining the Company in June 2009, Ms. Sisco, age 44, served as Senior Vice President, Chief Accounting Officer and Corporate Controller of VeriSign Inc., a provider of Internet infrastructure services, since January 2008. From September 2003 to January 2008, Ms. Sisco served in various positions at Oracle Corporation, an enterprise software company, most recently as Vice President, Assistant Corporate Controller, where she was responsible for global controller operations. Ms. Sisco has also held various finance management positions with Portal Software, Visa International and General Electric Capital Corporation, among other companies. Ms. Sisco is a certified public accountant and received an MBA from Golden Gate University.

Ms. Sisco is paid an annual base salary of $310,000 per year and is eligible to earn a performance-based cash bonus with an annual target of 50% of her base salary. She also received a sign-on bonus in the amount of $25,000. On July 15, 2009, Ms. Sisco was awarded an option to purchase 50,000 shares of the Company’s Class A common stock and 25,000 restricted stock units. One-quarter of the stock options will vest on the first annual anniversary of the grant date and the remaining shares will vest in equal monthly installments over the following three years, subject to Ms. Sisco’s continued service. One-quarter of the restricted stock units will vest on each annual anniversary of the grant date, subject to Ms. Sisco’s continued service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2009

VMWARE, INC.

By:	/s/ Rashmi Garde
Rashmi Garde Vice President and General Counsel